Certain information has been excluded from this exhibit because (i) it is not material and (ii) it would be competitively harmful if publicly disclosed.

SUB-ACCOUNTING AND SUB-ADMINISTRATION SERVICES AGREEMENT

This Sub-Accounting and Sub-Administration Services Agreement (this “Agreement”) dated April 1, 2026 is between Weitz Investment Management, Inc., (the “Administrator”), a Nebraska corporation, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the state of Ohio.

Background

The Administrator serves as the administrator to The Weitz Funds (the “Trust”), an open-end management investment company registered or to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Administrator desires that Ultimus perform certain services for each of the Trust’s series listed on Schedule A (as amended from time to time) (individually referred to herein as a “Fund” and collectively as the “Funds”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.	Retention of Ultimus

The Administrator retains Ultimus to provide to the Funds the sub-accounting and sub-administration services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

[X] Fund Sub-Accounting Addendum

[X] Fund Sub-Administration Addendum

1.1.	Promptly after the execution of this Agreement, the parties shall agree upon a written project plan (the “Conversion Plan”) that sets forth the respective roles and responsibilities of each of the parties in connection with the process and activities required to transfer the books and records of the Trust , import the Trust’s data and files into Ultimus’ system and such other processes and activities identified as the responsibility of Ultimus in accordance with the Conversion Plan (collectively, the “Conversion”). The date of completion of the Conversion shall constitute the “Conversion Date”.

2.	Allocation of Charges and Expenses

2.1.	Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation of any officers of the Trust who are affiliated persons of Ultimus, except when such person is serving as the Trust’s chief compliance officer.

2.2.	The Administrator acknowledges and agrees that, except as provided in Section 2.1, Ultimus shall not be responsible to pay any expenses of the Administrator, the Trust or any Fund, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, information statements, proxy statements and related materials; all expenses incurred in connection with issuing and redeeming shares; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of Trustees who are not affiliated persons of Ultimus or the investment adviser(s) to the Trust; insurance premiums; interest; brokerage costs; litigation and other extraordinary or nonrecurring expenses; and all fees and charges of investment advisers to the Trust.

3.	Compensation

3.1.	Commencing on the Conversion Date, the Administrator shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the fee letter attached to each addendum (each a “Fee Letter”), which may be amended from time to time. Each Fee Letter is incorporated by reference into this Agreement.

3.2.	If the Conversion Date occurs subsequent to the first day of a month, Ultimus’ compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. The Administrator shall promptly pay Ultimus’ compensation for the preceding month.

3.3.	In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to obligations of the Administrator, the Trust, or any Fund, or the payment of fees to service providers or which would result in any material changes in the Services provided under this Agreement or any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for and services provided by Ultimus as reasonably requested by and mutually agreed to by the parties.

3.4.	In the event that any fees are disputed, the Administrator shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus provides to the Administrator documentation which reasonably supports the disputed charges, and upon final resolution of any such dispute the parties shall make payment or give credit as appropriate.

4.	Reimbursement of Expenses

In addition to paying Ultimus the fees described in each Fee Letter, the Administrator agrees to reimburse Ultimus for its actual reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

4.1.	Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance, at the request of the Administrator, at meetings of the Trust’s Board of Trustees (the “Board”) or any committee thereof and shareholders’ meetings;

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4.2.	All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Administrator;

4.3.	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Administrator, the Trust, the Trust’s investment adviser(s) or custodian, counsel for the Trust or a Fund, counsel for the Trust’s independent Trustees, the Trust’s independent accountants, dealers or others as required for Ultimus to perform the Services;

4.4.	At the request of the Administrator, the cost of obtaining secondary security market quotes and any securities data, including, but not limited to, the cost of fair valuation services and the cost of obtaining corporate action related data and securities master data;

4.5.	The cost of electronic or other methods of storing records and materials;

4.6.	An allocation of all fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services requested by the Administrator;

4.7.	Any expenses Ultimus shall incur at the direction of an officer of the Administrator or the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes;

4.8.	A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”);

4.9.	A reasonable allocation of the cost of GainsKeeper® software, used by Ultimus to track wash loss deferrals for both fiscal (855) and excise tax provisioning; and

4.10.	Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement, subject to approval by the Administrator upon reasonable request.

5.	Maintenance of Books and Records; Record Retention

5.1.	Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the Investment Company Act.

5.2.	Ownership of Records

A.	Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Administrator, the Trust or the Funds.

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B.	Ultimus agrees to provide the Client Records to the Administrator, at the expense of the Administrator, upon reasonable request, and to make such books and records available for inspection by the Administrator or its regulators at reasonable times.

C.	Ultimus agrees to furnish to the Administrator, at the reasonable request of the Administrator and at the reasonable expense of the Administrator, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Administrator or, upon the written request of the Administrator, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the Administrator with copies as soon as reasonably practical after the termination. For all records and copies, if the Administrator reasonably requests information in a different format, and pays Ultimus’ reasonable, additional expenses for such format, then Ultimus shall provide such information in such format.

5.3.	Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.	If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the Administrator of such request(s) so that the Administrator may seek, at the expense of the Administrator, an appropriate protective order.

6.	Subcontracting

Ultimus may, at its expense, and with notice to the Administrator, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and that Ultimus shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

7.	Effective Date

7.1.	This Agreement shall become effective as of the date first above written with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation) (the “Agreement Effective Date”).

7.2.	Each Addendum shall become effective as of the date first written in the Addendum with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation).

8.	Term

8.1.	Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of five (5) years from the date first above written (the “Initial Term”).

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8.2.	Renewal Terms. Immediately following the Initial Term this Agreement shall automatically renew for successive two-year periods (a “Renewal Term”).

8.3.	Termination. A party may terminate this Agreement under the following circumstances.

A.	Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate this Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)	a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

The parties agree that material breach of this Agreement shall include, without limitation, any gross negligence with regard to, or failure to satisfy, any performance standard or standard of care set forth in this Agreement or in any appendices, addendums or other written agreements related thereto, willful misfeasance, bad faith, gross negligence in the performance of a party’s duties; or reckless disregard of a party’s obligations and duties hereunder;

(2)	the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position within the 30 day notice period;

(3)	a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)	the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect;

(5)	if the Board approves liquidation of a Fund, this Agreement may be terminated with respect to such Fund only, and such termination shall be deemed to be for “good cause”; provided that this Agreement remains in full force and effect with respect to all non-liquidating Funds; the only exception being if the liquidating Fund is the last or only Fund in the Trust, in which event this Agreement shall be terminated in its entirety upon liquidation of that sole remaining Fund and such termination shall be deemed to be for “good cause”; and

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(6)	with regard to either party, any business combination, merger or other transaction that results in the assignment to another entity of the party’s rights and interest in this Agreement; provided, however that in the event of a business combination, merger, transaction or assignment with regard to Ultimus, the Administrator shall be entitled in its sole discretion to continue this Agreement as if such event had not occurred.

B.	Out-of-Scope Termination. If the Administrator demands services that are beyond the scope of this Agreement and any incorporated Addendum, and the parties cannot agree on appropriate terms relating to such out-of-scope services, Ultimus may terminate this Agreement upon 90 days’ prior written notice.

C.	End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.	Early Termination. Any termination of this Agreement by the Administrator other than termination under Section 8.3.A-C is deemed an “Early Termination.” Upon the occurrence of an Early Termination, the Administrator shall be subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Letter.

E.	Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

8.4.	No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.	Additional Funds or Classes of Shares

In the event that the Trust establishes one or more series or classes of shares after the Agreement Effective Date, each such series or class of shares shall become, at the discretion of the Administrator and Ultimus, which shall not be unreasonably withheld, a Fund or class of shares of a Fund (as applicable) under this Agreement and shall be added to Schedule A and the applicable Fee Letter(s) as appropriate.

10.	Standard of Care; Limits of Liability; Indemnification

10.1.	Standard of Care. Each party's duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising directly or indirectly out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses or costs arise directly or indirectly out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder; provided, however, that the Administrator shall have no liability for failure to perform its duties hereunder to the extent such failure was the result of the actions or inactions of an employee or other affiliated person of Ultimus.

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10.2.	Limits of Liability

A.	Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)	performing Services or duties pursuant to any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the Administrator, the Trust or any Fund (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes);

(2)	using valuation information provided by the Administrator’s approved third-party pricing service(s) for the purpose of valuing a Fund’s portfolio holdings;

(3)	any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control, including, without limitation, corrupt, faulty or inaccurate data provided to Ultimus by third-parties (other than for data provided by third parties selected by Ultimus, which data Ultimus reasonably should have known was inaccurate);

(4)	any error, action or omission by the Administrator or other past or current service provider to the Trust; and

(5)	any failure to properly register any Fund’s shares in accordance with the Securities Act of 1933, as amended (the “Securities Act”) or any state blue sky laws (except to the extent such failure results from Ultimus’ failure to follow instructions from the Administrator in a manner that violates the standard of care set forth in Section 10.1).

B.	Ultimus may apply to the Administrator at any time for instructions and may consult with counsel for the Trust or a Fund, counsel for the Trust’s independent Trustees, and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants, or other experts qualified to render such opinion.

C.	A copy of the Administrator’s and the Trust’s formation documents is on file with the Secretary of State (or equivalent authority) of the states in which the Administrator and the Trust are organized, and notice is hereby given that this instrument is executed on behalf of the Administrator or the Trust (as applicable) and not the officers or Trustees of the Administrator or the Trust individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Administrator and the Trust (or if the matter relates only to a particular Fund, that Fund), and Ultimus shall look only to the assets of the Administrator, the Trust (or the particular Fund, as applicable), for the satisfaction of such obligations.

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D.	Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Administrator, the Trust or any Fund, the Trust’s or any Fund’s investment adviser or any of the Trust’s or Fund’s other service providers until receipt of written notice thereof from the Administrator. As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.	The Board has and retains primary responsibility for oversight of all compliance matters relating to the Funds, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of each Fund relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its primary day-to-day responsibility for overseeing such compliance.

F.	To the maximum extent permitted by law, the Administrator agrees to limit Ultimus’ liability for Losses (as defined below) suffered by the Administrator or the Trust to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 24-month period or the actual time period this Agreement has been in effect if less than 24 months. This limitation shall apply regardless of the cause of action or legal theory asserted.

G.	In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. Ultimus shall not be liable for any corrupt, faulty or inaccurate data provided to Ultimus by any third-parties for use in delivering Ultimus’ Services to the Administrator or the Trust or any Fund, and Ultimus shall have no duty to independently verify and confirm the accuracy of third-party data (other than for data provided by third parties selected by Ultimus, which data Ultimus reasonably should have known was inaccurate). The parties acknowledge that the other parts of this Agreement are premised upon the limitation stated in this section.

10.3.	Indemnification

A.	Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees, directors, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising directly or indirectly out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees’ own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

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B.	Notwithstanding the foregoing provisions, the Administrator shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A, other than under Section 10.2.A(2), provided, however, that the Administrator shall not have any obligation to indemnify Ultimus hereunder for Losses caused in part by Ultimus’ willful misfeasance, bad faith or gross negligence.

C.	Upon the assertion of a claim for which either party may be required to indemnify the other, the Indemnitee shall promptly notify the Indemnifying Party of such assertion and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.	The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnitee except with the Indemnifying Party’s prior written consent.

10.4.	The provisions of this Section 10 shall survive termination of this Agreement.

11.	Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, pandemics, failure of the mails, transportation, communication, or power supply, provided, with respect to Ultimus, that Ultimus minimizes the amount of any Losses to the Administrator and the Trust by, without limitation, using, implementing, and acting consistently with DRBCP (as defined below).

12.	Representations and Warranties

12.1.	Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

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(B)	To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)	For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including, without limitation, federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

(D)	It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)	This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)	Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.	Representations of the Administrator. The Administrator represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	(1) as of the close of business on the Agreement Effective Date, each Fund that is then in existence has authorized unlimited shares, and (2) no shares of any Fund will be offered to the public until the Trust’s registration statement under the Securities Act and the Investment Company Act, has been declared or becomes effective and all required state securities law filings have been made.

(B)	It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for each Fund to cooperate with Ultimus and to provide it with such information, documents, and advice relating to the Fund as appropriate or requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement.

(C)	The Trust’s Agreement and Declaration of Trust, Bylaws, registration statement and each Fund’s organizational documents, and prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

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(D)	Each of the employees of Ultimus that serves or has served at any time as an officer of the Trust, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the Trust’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Trust’s Declaration of Trust and Bylaws regarding indemnification of its officers. The Administrator shall provide or cause the Trust to provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus or cause Ultimus to be notified promptly should the Policy be canceled or terminated.

(E)	Any officer of the Administrator shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Administrator (an “Authorized Person”) (unless such authority is limited in a writing from the Administrator and received by Ultimus) and who has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.

12.3	Representations and Covenants of Ultimus. Ultimus represents, warrants and covenants, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that: (A) It will maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the Investment Company Act) with respect to Ultimus’ services under this Agreement, and will provide the Administrator with such materials with respect to its Compliance Program as the Administrator may reasonably request. Ultimus will also take such actions as the Administrator may reasonably request in connection with the Trust’s compliance with Rule 38a-1, Rule 38a-2 or any other requirement of the Federal Securities Laws or such other laws referenced in Section 15 below. (B) It shall develop and maintain a plan for recovery from force majeure events consistent with the plan then generally in effect across Ultimus’ client base (the “DRBCP”). During the term of this Agreement, the DRBCP shall not be modified in a manner that would be reasonably likely to impair the responsiveness of Ultimus or the implementation of such DRBCP, or to materially reduce Ultimus’ business continuity or preparation for a disaster recovery event (including as to testing and reporting). (C) It will promptly notify the Administrator in writing if it: (i) is served with or otherwise receives a formal notice of investigation from a regulatory body with jurisdiction over Ultimus; or (ii) receives a judgment with respect to any regulatory matter before or by any court, public board or body (including, without limitation, federal or state regulators) (an “Oversight Body”); which in the case of (i) or (ii) relates in any manner to the Services provided to the Administrator or the Trust hereunder; or (iii) receives a deficiency letter from an Oversight Body citing Ultimus for violations of any applicable laws (each such notice of investigation, final judgment or deficiency letter, a “Regulatory Notice”). Ultimus will, no later than the next meeting of the Trust’s Board, provide the Administrator with a written summary of material legal matters in such Regulatory Notice and, to the extent applicable, Ultimus’ response(s) thereto. In responding to any requests from an Oversight Body, Ultimus will take reasonable steps to maintain the confidentiality of any Confidential Information (defined below) of the Administrator or the Trust provided to the Oversight Body (e.g., requesting confidentiality pursuant to appropriate provisions under the Freedom of Information Act and similar acts or laws), and will maintain and provide to the Administrator on request copies of any records provided to an Oversight Body pertaining to the Administrator or the Trust, unless such disclosure would constitute a violation of applicable laws.

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Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

13.	Insurance

13.1.	Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.	Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.	Information Provided by the Administrator

14.1.	Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Administrator will furnish to Ultimus the following:

(A)	copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)	the Trust’s Bylaws and any amendments thereto;

(C)	certified copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder;

(D)	a list of all the officers of the Administrator and the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(E)	the Trust’s registration statement and all amendments thereto filed with the SEC pursuant to the Securities Act and the Investment Company Act;

(F)	the Trust’s notification of registration under the Investment Company Act on Form N-8A as filed with the SEC;

(G)	the Trust’s current prospectus and statement of additional information for each Fund;

(H)	an accurate, current list of shareholders of each existing series of the Trust, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(I)	copies of the current plan of distribution adopted by the Trust under Rule 12b-1 under the Investment Company Act for each Fund, if applicable;

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(J)	copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for each Fund;

(K)	copies of the current underwriting agreement for each Fund;

(L)	contact information for each Fund’s service providers, including, but not limited to, the Fund’s administrator, custodian, transfer agent, independent accountants, legal counsel, underwriter and chief compliance officer; and

(M)	a copy of procedures adopted by the Trust in accordance with Rule 38a-1 under the Investment Company Act.

14.2.	After the Agreement Effective Date. After the Agreement Effective Date, the Administrator will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.	Compliance with Law

The Administrator assumes full responsibility for the preparation, contents, and distribution of each prospectus of a Fund and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the Trust or a Fund, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.	Confidentiality

16.1.	Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)	any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)	any unpublished information concerning research activities and plans, customers, clients, shareholders, strategies and plans, costs, operational techniques; and

(C)	any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses.

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally, or marked appropriately.

16.2.	Treatment of Confidential Information

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

(A)	Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement and (2) such other Applicable Law, whether in effect now or in the future.

(B)	Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

(C)	Each party further agrees that:

(1)	The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements and make copies of Confidential Information to the extent reasonably necessary to carry out its obligations under this Agreement;

(2)	Notwithstanding the foregoing, the Receiving Party may release Confidential Information as permitted or required by law or approved in writing by the Disclosing Party, which approval shall not be unreasonably withheld and may not be withheld where the Receiving Party may be exposed to civil or criminal liability or proceedings for failure to release such information;

(3)	Additionally, Ultimus may provide anonymized Confidential Information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(4)	The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.3.	Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

17.	Privacy and Data Security
17.1.	Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Trust. “Customer Information” shall mean all non-public information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

17.2	Definition of Personal Information. Any Customer Information and all information identifying, or that alone or in combination with other information allows for the identification of an individual, that Ultimus processes on behalf of the Administrator, the Trust or any of the Funds for purposes of providing the Services under this Agreement.
17.3	Ultimus agrees that:

(1)	Ultimus and its employees and permitted contractors and service providers shall use Personal Information solely for the purpose of providing the Services under this Agreement;

(2)	Ultimus will adhere to the privacy policies adopted by the Funds pursuant to GLB Act, as may be modified from time to time.

(3)	Ultimus shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of Personal Information.

(4)	Ultimus has implemented and will maintain an effective written information security program reasonably designed to protect Personal Information, which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry.

(5)	Ultimus shall promptly notify the Administrator in writing of any breach of security, misuse or misappropriation of, or unauthorized access to or acquisition of any Personal Information (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). Ultimus shall, at its sole cost and expense, promptly investigate and remedy any Security Breach.

(6)	In addition to, and without limiting the foregoing, Ultimus will promptly cooperate with the Administrator, the Trust, the Funds and any of their affiliates as well as each of their respective regulators to prevent, investigate, cease or mitigate any Security Breach.

(7)	Notwithstanding the foregoing, Ultimus will not share any Customer Information with any third-parties unless expressly directed in writing by the Administrator, the Trust or the respective Fund or otherwise allowed under one of the exceptions noted under the GLB Act. In such case Ultimus shall ensure that any subcontract includes confidentiality, privacy and security obligations that are no less stringent than those applicable to Ultimus in this Agreement and which at all times require compliance with the GLB Act.

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

(8)	Ultimus may not, in any open/public environment, use Customer Information and Personal Information in connection with developing, training, deploying or otherwise using any artificial intelligence-related software.

17.4	Severability. This provision and the obligations under this Section 17 shall survive termination of this Agreement.
18.	Intellectual Property

18.1.	All intellectual property rights related to the Services, including, but not limited to, all modifications, customizations, designs, software programs, products, procedures, notes, documents, information, materials, discoveries and inventions (collectively, “Inventions”) made, conceived or developed by Ultimus alone or with others, shall exclusively be owned by Ultimus. Ultimus shall own all proprietary rights, including patent, copyright, trade secret, trademark, and other proprietary rights, in and to: the Inventions; any corrections, bug fixes, enhancements, derivatives, updates or other modifications, including custom modifications to the Inventions, whether made by Ultimus or any third-party; any data or information developed or provided by Ultimus; and any know-how, methodologies, equipment or processes used by Ultimus to provide the Inventions. All applicable rights under United States federal and state laws and all laws of any other country and any and all statutory rights in the software, including, but not limited to, rights in confidential and trade secret material, source code, object code, trademarks, service marks, patents, copyrights, and logos in connection with the Inventions, shall be and will remain the sole and exclusive property of Ultimus.

18.2.	All Client Intellectual Property (as defined in this section) shall remain the property of the Administrator, the Trust or Fund (as applicable, the “Client”) and the Client shall own all right, title and interest in and to the intellectual property rights therein. “Client Intellectual Property” means all inventions, improvements, modifications, enhancements, derivatives, compositions, discoveries, know-how, processes, methodologies, formulae, designs, data, information, ideas, concepts and works of authorship, whether or not registered and whether or not protectable, in which the Client or any of its licensors own or may acquire or assert any proprietary right, anywhere in the world, and which is acquired, licensed, developed, discovered, invented, authored, or first reduced to practice by the Client, alone or jointly with third parties other than Ultimus: (a) prior to the Agreement Effective Date; or b) outside the scope of this Agreement, without regard to whether the development or acquisition occurred before or after the Agreement Effective Date; or (c) during the course of this Agreement but is not specifically developed, discovered, invented, authored or first reduced to practice specifically for Ultimus so long as it does not include Ultimus’ Inventions or intellectual input.

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

19.	Non-Exclusivity

The services of Ultimus rendered to the Administrator and the Trust are not deemed to be exclusive, and Ultimus is not deemed to be the exclusive service provider to the Administrator or the Trust. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Administrator or the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

20.	Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Omaha, Nebraska, according to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

This arbitration provision shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. Any costs, fees, or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of said award. The prevailing party shall also be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Agreement.

21.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail, overnight delivery, or certified mail at the following address.

21.1.	If to the Administrator:

Weitz Investment Management, Inc.

3555 Farnam Street, Suite 800

Omaha, NE 68131

Attn: General Counsel

Email: jdetisch@weitzinvestments.com

21.2.	If to Ultimus:

Ultimus Fund Solutions, LLC

Attn: General Counsel

4221 North 203rd Street, Suite 100

Elkhorn, NE 68022

Email: legal@ultimusfundsolutions.com

22.	General Provisions

22.1.	Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

22.2.	Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

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Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

22.3.	Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

22.4.	Assignments.

(A)	Except as provided in this Section 22.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)	The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Trust because of reorganization, recapitalization, or change of domicile.

(C)	This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

22.5.	Governing Law. This Agreement shall be construed in accordance with the laws of the state of Ohio and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the state of Ohio, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

22.6.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

22.7.	Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

22.8.	Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026

The parties duly executed this Agreement as of April 1, 2026.

	Weitz Investment Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/ James J. Boyne	By:	/s/ Gary Tenkman
Name:	James J. Boyne	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Weitz Investment Management, Inc.

Ultimus Sub-Accounting and Sub-Administration Services Agreement

April 1, 2026 Page 19 of 19

Certain information has been excluded from this exhibit because (i) it is not material and (ii) it would be competitively harmful if publicly disclosed.

SCHEDULE A

to the

Sub-Accounting and Sub-Administration Services Agreement

between

Weitz Investment Management, Inc.

and

Ultimus Fund Solutions, LLC

dated April 1, 2026

Fund Portfolio(s)

Weitz Conservative Allocation Fund

Weitz Core Plus Income Fund

Weitz Large Cap Equity Fund

Weitz Multi Cap Equity Fund

Weitz Partners III Opportunity Fund

Weitz Short Duration Income Fund

Weitz Ultra Short Government Fund

Weitz Nebraska Tax Free Income Fund

Fund Sub-Accounting Addendum

for

Weitz Investment Management, Inc.

on behalf of the

The Weitz Funds

This Fund Sub-Accounting Addendum, dated April 1, 2026, is between Weitz Investment Management, Inc. (the “Administrator”) on behalf of The Weitz Funds (the “Trust”), and the Funds listed on Schedule A to that certain Sub-Accounting and Sub-Administration Services Agreement dated April 1, 2026, and Ultimus Fund Solutions, LLC (“Ultimus”)(the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Fund Sub-Accounting Services

1.	Performance of Daily Sub-Accounting Services

Ultimus shall perform the following sub-accounting services daily for each Fund, each in accordance with the Fund’s prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable and/or have been subject to override by the Fund’s investment adviser, then obtain such prices from each Fund’s investment adviser or its designee;

1.3.	verify and reconcile with the Funds’ custodian cash and all daily activity;

1.4.	compute, as applicable, each Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.	accrue income of each Fund based upon income estimates obtained from independent pricing services, or if such income estimates are unavailable, then upon income estimates obtained from each Fund’s investment adviser or its designee;

1.6.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

1.7.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.8.	record investment trades received in proper form from each Fund or its authorized agents on the industry standard T+1 basis;

1.9.	calculate Fund expenses based on instructions from each Fund’s administrator or entity approved by the Board;

Weitz Investment Management, Inc.

Fund Sub-Accounting Addendum

1.10.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions, and (3) income and expense accounts;

1.11.	obtain daily corporate actions data from independent third-party market data vendors, and process in the accounting system according to the terms of the action; perform a market value review to ensure reasonableness to the change in the market;

1.12.	maintain positions at the tax lot level, and relieve positions based on elected tax lot relief method or specific relief instructions provided by each Fund’s investment adviser;

1.13.	provide system generated accounting reports in connection with each Fund’s regular annual audit and other audits and examinations by regulatory agencies;

1.14.	provide such ad hoc periodic reports as agreed to by the parties;

1.15.	prepare and maintain the following records upon receipt of information in proper form from each Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals; (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.16.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.17.	provide accounting information to each Fund’s independent registered public accounting firm for preparation of the Fund’s tax returns; and

1.18.	cooperate with, and take reasonable actions in the performance of its duties under this Agreement, so that all necessary information is made available to each Fund’s independent public accountants in connection with any audit or the preparation of any report requested by the Fund.

1.19.	Provision of data and information required to support Client’s website.

2.	Accounting Services Related to Odd Lot Pricing

If, in addition to those services described under Section 1 [Performance of Daily Sub-Accounting Services] of this Fund Sub-Accounting Addendum, the Trust or a Fund’s investment adviser informs Ultimus that one or more Fund(s) holds or will hold any security in a quantity constituting an odd lot (as opposed to a round lot), Ultimus will undertake to perform such additional procedures as are determined necessary by the Board to price such security, including, if applicable, the application of a discount to the pricing obtained from any independent pricing service(s); provided, however, that any such additional procedures to be performed in connection with securities held in quantities constituting an odd lot, are clearly delineated in a written odd lot pricing methodology and procedure approved by the Board; it being further understood and agreed by the parties hereto that Ultimus shall be compensated in the form of an odd lot pricing fee for performing such additional procedures, and, notwithstanding anything in the Agreement to the contrary, including, without limitation, any duty of care or indemnification obligation that Ultimus might otherwise owe to the Administrator, the Trust or any Fund, Ultimus will not be liable for any NAV error that may arise out of any incorrect, incomplete, or missing data provided to Ultimus by the Fund’s investment adviser or any sub-adviser to the Fund as part of any odd lot pricing procedures approved by the Board, and the Administrator hereby agrees to indemnify Ultimus for and hold Ultimus harmless from any such liability.

Weitz Investment Management, Inc.

Fund Sub-Accounting Addendum

3.	Derivatives Risk Management Program Support Services

Ultimus may, at the election of the Administrator, provide certain of the Funds with the Derivatives Risk Management Program Support Services described below, in accordance with Rule 18f-4 under the Investment Company Act (“Rule 18f-4”):

a.	Manage derivatives-specific data, update security master files, and load each Fund’s portfolio composition and derivatives-specific data into Confluence software;
b.	Deliver daily derivatives exposure and value-at-risk (“VaR”) reports generated by the Confluence software to each Fund’s investment adviser (“Adviser”) and the Trust’s Chief Compliance Officer and make available reporting for weekly stress testing and back-testing calculations performed by the Confluence software;
c.	Provide Adviser access to the Confluence software in order that Adviser may calculate derivatives exposure for each Fund it advises and make other derivatives risk management calculations as required by Rule 18f-4 (e.g., daily VaR calculations, weekly back-testing, and weekly stress-testing);

d.       Provide Adviser a board reporting template; and

e.	Provide the Board access to an independent derivatives expert (a “Derivatives Expert”) capable of supporting the Board’s efforts in effecting compliance oversight as required by Rule 18f-4 and the Trust’s related Derivatives Risk Management Program.

In providing the Derivatives Risk Management Program Support Services, in each instance where Ultimus has committed to provide Adviser with access to VaR reports or other derivatives related information, Adviser may, with Ultimus’ consent, elect to have Ultimus deliver the same reports and information to an Ultimus approved third party 18f-4 service provider/designee; with the understanding that delivery of such information to such third party 18f-4 service provider/designee may incur additional fees.

Alternatively, the Trust may elect to forego receipt of the Derivatives Risk Management Program Support Services and instead deliver (or cause to be delivered) to Ultimus derivatives data required to be reported monthly on Form N-PORT, in which case Ultimus’ services (the “18f-4/N-PORT Support Services”) will be limited to taking receipt of that derivatives data, manually loading that data into its reporting system, and reporting the required derivatives information on Form N-PORT monthly.

The Adviser has and retains sole responsibility for identifying derivative securities. Ultimus’ provision of Derivatives Risk Management Program Support Services or 18f-4/N-PORT Support Services hereunder shall not relieve the Adviser of such responsibilities, and under no circumstances will Ultimus share in those responsibilities except as expressly agreed upon in this Fund Sub-Accounting Addendum.

Weitz Investment Management, Inc.

Fund Sub-Accounting Addendum

4.	Special Reports and Services

4.1.	Ultimus may agree (but shall be under no obligation) to provide additional special reports upon the request of the Administrator, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

4.2.	Ultimus may agree (but shall be under no obligation) to provide such other similar services with respect to a Fund as may be reasonably requested by the Administrator, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Signatures are located on the next page.

Weitz Investment Management, Inc.

Fund Sub-Accounting Addendum

The parties duly executed this Fund Sub-Accounting Addendum as of April 1, 2026.

	Weitz Investment Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/ James J. Boyne	By:	/s/ Gary Tenkman
Name:	James J. Boyne	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Weitz Investment Management, Inc.

Fund Sub-Accounting Addendum

Fund Sub-Accounting Fee Letter

for

Weitz Investment Management, Inc.

on behalf of

The Weitz Funds

This Fund Sub-Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Weitz Investment Management, Inc. (the “Administrator”) on behalf of The Weitz Funds (the “Trust”) and the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Sub-Accounting and Sub-Administration Services Agreement dated April 1, 2026, and the Fund Sub-Accounting Addendum dated April 1, 2026 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

For the Fund Sub-Accounting Services provided under the Fund Sub-Accounting Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Administrator on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, which fee is included in the Fund Sub-Administration Fees, plus itemized fees as follows:

1.1.	Multi-Manager:

[redacted]

1.2.	Derivatives Risk Management Program Support Services; 18f-4/N-PORT Support Services:

[redacted]

1.3.	Reporting Modernization fee:

[redacted]

1.4.	Price Quotes: The charges for securities/commodity price quotes are determined by Ultimus’ cost of obtaining such quotes and, therefore, are subject to change. Ultimus will provide the Administrator with evidence of Ultimus’ cost in obtaining such quotes; it being acknowledged by the parties that Ultimus’ securities/commodity price quote vendors typically adjust their pricing once annually.

1.5.	Wholly owned subsidiary fee:

[redacted]

1.6.	Special Reports/Programming Charge:

[redacted]

1.7.	Event Processing Charge:

[redacted]

Weitz Investment Management, Inc.

Fund Sub-Accounting Fee Letter

2.	Monthly Per Trade and T+0 Processing Fees

[redacted]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive two-year periods (each a “Renewal Term”) unless Ultimus or the Administrator gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Administrator may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Administrator shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee and reimbursement of cash disbursements made by Ultimus.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to fund sub-accounting services shall subject the Administrator to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter.

4.	Reimbursable Expenses

In addition to the above fees, the Administrator will reimburse Ultimus or pay directly certain expenses incurred in performing the Services, including, but not limited to, the cost of obtaining secondary security market quotes and other securities data utilized by the Fund, performance reporting (including after-tax performance reporting), and third party expenses incurred by Ultimus in providing the Derivatives Risk Management Program Support Services or the 18f-4/N-PORT Support Services (as applicable), including, without limitation, the Administrator’s proportionate share (if any) of any fees paid by Ultimus to any Derivatives Expert as part of Ultimus’ providing the Derivatives Risk Management Program Support Services. The Fund will be responsible for the Fund’s normal operating expenses, including, but not limited to, federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Fund’s other vendors and providers that provide services to the Fund.

Weitz Investment Management, Inc.

Fund Sub-Accounting Fee Letter

5.       Fee Increases

Beginning on the third anniversary date of the Agreement, Ultimus will increase the fees set forth in this Fee Letter by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally adjusted)1.

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

1 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Weitz Investment Management, Inc.

Fund Sub-Accounting Fee Letter

The parties duly executed this Fund Sub-Accounting Fee Letter dated April 1, 2026.

	Weitz Investment Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/ James J. Boyne	By:	/s/ Gary Tenkman
Name:	James J. Boyne	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Weitz Investment Management, Inc.

Fund Sub-Accounting Fee Letter

Fund Sub-Administration Addendum

for

Weitz Investment Management, Inc.

on behalf of

The Weitz Funds

This Fund Sub-Administration Addendum, dated April 1, 2026, is between Weitz Investment Management, Inc. (the “Administrator”) on behalf of The Weitz Funds (the “Trust”), and the Funds listed in Scheduled A to that certain Sub-Accounting and Sub-Administration Services Agreement dated April 1, 2026, and Ultimus Fund Solutions, LLC (“Ultimus”)(the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Ultimus shall provide the following fund sub-administration services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s organizational documents, bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board:

1.	In performing the Services, Ultimus will act as a liaison among the Trust’s service providers, including, but not limited to its: custodian, transfer agent, fund accountant and dividend disbursing agent, legal counsel, and audit firm;
2.	Upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of Ultimus);
3.	Prepare and maintain the Trust's operating expense budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;
4.	Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis as mutually agreed;
5.	Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all authorized bills of the Trust;
6.	Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;
7.	Compute performance data required for inclusion in fund financial reports and disseminate such data to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;
8.	Provide other information typically supplied in the investment company industry as mutually agreed to companies that track or report price, performance or other information with respect to investment companies;

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Fund Sub-Administration Addendum

9.	Prepare and coordinate the delivery of semi-annual and annual financial statements;
10.	Provision of data and information required to support Client’s website.
11.	Coordinate the Trust's audits and examinations by:
a.	assisting each Fund’s independent public accountants, or, upon approval of the Trust, any regulatory body, in any requested review of a Fund’s accounts and records, as mutually agreed upon;
b.	providing appropriate financial schedules (as requested by a Fund’s independent public accountants or SEC examiners), as mutually agreed; and
c.	providing office facilities as may be required.
12.	Facilitate, register, or prepare applicable notice or other filings as directed by the Fund’s investment adviser with respect to, the Shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Administrator;
13.	Prepare, coordinate the review of, and distribute the annual Trustee and Officer Questionnaires for completion, and coordinate the responses for inclusion in any applicable regulatory documents;
14.	Assist in obtaining and maintaining fidelity bonds for the Trust in accordance with the requirements of the Investment Company Act and as such fidelity bonds are approved by the Board;
15.	[redacted]
16.	In consultation with legal counsel for the Trust, prepare, coordinate the review of, finalize, file, and, where applicable, print and coordinate the dissemination to shareholders of the following:
a.	post-effective amendments to the Trust’s Registration Statement on Form N-1A pursuant to Rule 485(b);
b.	periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;
c.	notices pursuant to Rule 24f-2 (as applicable);
d.	fidelity bond filings on Form 40-17G; and
e.	reports to the SEC on Forms N-CEN, N-CSR, N-PORT, and N-PX (as applicable).

17.           Provide the Fund(s), with an end-to-end solution to prepare and transmit annual and semi-annual shareholder reports designed to be compliant with the SEC’s tailored shareholder reporting requirements (the “Tailored Shareholder Report Services”). Funds will be provided tailored shareholder report (“TSR”) templates to choose from. The Administrator acting on behalf of a Fund may, upon written notification to Ultimus, opt out of the Tailored Shareholder Report Services, in which event, Ultimus will extract from Ultimus’ systems the data required to prepare a TSR and deliver that data in an electronic format to the Administrator or its designee (the “Data Extract Only Services”).

18.           Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;

19.           Review the Trust's federal, state, and local tax returns as prepared and signed by the Trust's independent public accountants; and

Weitz Investment Management, Inc.

Fund Sub-Administration Addendum

20.	Monitor Fund holdings and operations for post-trade compliance with the Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies and at the direction of the Fund’s independent public accountants and Trust counsel, monitor Fund holdings for compliance with IRS taxation limitations and restrictions and applicable Federal Accounting Standards Board rules, statements and interpretations; provide periodic compliance reports to each investment adviser or sub-adviser to the Trust, and assist the Trust, the Adviser and each sub-adviser to the Trust (collectively referred to as “Advisers”) in preparation of periodic compliance reports to the Trust, as applicable. Post-trade compliance testing will be performed in accordance with testing policies and procedures, which in Ultimus’ opinion, are reasonably designed to comport with industry standard post-trade compliance testing practices. Because such post-trade compliance testing is performed using fund accounting data and data provided by third-party sources, including, without limitation the Adviser(s), its accuracy is dependent upon the accuracy of such data, and the Administrator agrees and acknowledges that Ultimus is not liable for the accuracy or inaccuracy of such data. The Administrator further agrees and acknowledges that the post-trade compliance testing performed by Ultimus shall not relieve the Trust or the Adviser(s) of their responsibilities with respect to fund portfolio compliance, including on a pre-trade basis, and that Ultimus shall not be held liable for any act or omission of the Trust or the Adviser with respect to fund portfolio compliance. Moreover, and notwithstanding the foregoing, Ultimus’ ability and therefor its obligation to perform post-trade compliance testing shall be wholly-dependent upon its timely receipt from third-party sources, including as applicable the Adviser(s), of all data necessary in Ultimus’ sole determination to properly perform such post-trade compliance testing, and, should Ultimus determine it to be necessary, the Administrator shall be required to arrange for Ultimus to have secure look-through access to private fund holdings.

21.          Provide individuals reasonably acceptable to the Board to serve as officers of the Fund, including, without limitation, individuals to serve as assistant treasurer and secretary, who will be responsible for the management of certain of the Fund’s affairs as determined and under supervision by the Board; depending on the nature and scope of any such officer appointment, Ultimus may be entitled to an additional fee (as set forth in the Fund Sub-Administration Fee Letter).

Special Reports and Services

1.	Ultimus may provide additional special reports upon the request of the Administrator, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.	Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Administrator, such as assistance with information statements, Proxy Statements or Form N-14, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Additional Regulatory Services

Ultimus may provide other regulatory services not specifically listed herein upon such terms and for such fees as the parties hereto agree. Such other regulatory services may include, without limitation, (i) the drafting of initial registration statements and amendments thereto pursuant to Rule 485(a) under the Securities Act of 1933, (ii) the drafting of proxy statements and related materials in connection with the Trust’s shareholder meetings, and (iii) the preparation of materials for, attendance at, and drafting of minutes for organizational and special Board meetings.

Weitz Investment Management, Inc.

Fund Sub-Administration Addendum

Tax Matters

Ultimus does not provide tax advice. Nothing in the Agreement or this Fund Sub-Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Administrator, Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

Legal Representation

Notwithstanding any provision of the Agreement or this Fund Sub-Administration Addendum to the contrary, Ultimus will not provide legal representation to the Administrator, the Trust or any Fund, including through the use of attorneys that are employees of, or contractually engaged by, Ultimus. The Administrator acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Administrator or the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Administrator’s or the Trust’s behalf. The Administrator acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Administrator or the Trust, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

Signatures are located on the next page.

Weitz Investment Management, Inc.

Fund Sub-Administration Addendum

The parties duly executed this Fund Sub-Administration Addendum as of April 1, 2026.

	Weitz Investment Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/ James J. Boyne	By:	/s/ Gary Tenkman
Name:	James J. Boyne	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Weitz Investment Management, Inc.

Fund Sub-Administration Addendum

Fund Sub-Administration Fee Letter

For

Weitz Investment Management, Inc.

on behalf of

The Weitz Funds

This Fund Sub-Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Weitz Investment Management, Inc. (the “Administrator”) on behalf of The Weitz Funds (the “Trust”) and the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Sub-Accounting and Sub-Administration Services Agreement dated April 1, 2026, and the Fund Sub-Administration Addendum dated April 1, 2026, (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

For the Fund Sub-Administration Services provided under the Fund Sub-Administration Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Administrator on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to the Funds as follows:

1.1.	Annual Base Fee:

[redacted]

1.2.	Implementation Fee.

[redacted]

1.3.	Tailored Shareholder Report Services Fee and Charges or Data Extract Only Services Fee and Charges:

[redacted]

1.4.       State Registration (Blue Sky) Fees:

[redacted]

1.5.       Tax Provisioning/ASC 740 Compliance fee.

[redacted]

1.6       Additional Tax Provisioning/Compliance Services

[redacted]

The Weitz Funds

Fund Sub-Administration Fee Letter

Should it become necessary, due to an extraordinary level of complexity driven by fund architecture, holdings or other requirements, for Ultimus to enlist the services of any third-party tax expert/consultant in connection with any of the tax provisioning work to be performed hereunder, Ultimus will do so on terms and scope mutually agreeable to Ultimus and the Administrator, and the Administrator will be responsible for and hereby agrees to pay the expense associated with such third-party tax expert/consulting services.

1.7.	Special Reports/Programming Charge.

[redacted]

1.8.	Event Processing Charge.

[redacted]

1.9.	Meeting Attendance Fee.

[redacted]

1.10.	The fees are computed daily and payable monthly, along with any reimbursable expenses. The Administrator agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Administrator’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Reimbursable Expenses

In addition to the above fees, the Administrator will reimburse Ultimus for certain reimbursable expenses incurred in performing the Services, including, but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Administrator. The Trust and each Fund will be responsible for the Fund’s normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Trust’s other vendors and providers that provide services to the Fund.

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive two-year periods (each a “Renewal Term”) unless Ultimus or the Administrator gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

The Weitz Funds

Fund Sub-Administration Fee Letter

3.3.	Termination. Ultimus or the Administrator may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Administrator shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement with respect to fund sub-administration services shall subject the Administrator to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter.

3.5.	Deconversion.

[redacted]

3.6.	Liquidation.

[redacted]

3.7.	Restructuring.

[redacted]

4.       Fee Increases

Beginning on the third anniversary date of the Agreement, Ultimus will increase the fees set forth in this Fee Letter by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally adjusted)2.

5.       Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

2 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

The Weitz Funds

Fund Sub-Administration Fee Letter

The parties duly executed this Fund Sub-Administration Fee Letter dated April 1, 2026.

	Weitz Investment Management, Inc.		Ultimus Fund Solutions, LLC
By:	/s/ James J. Boyne	By:	/s/ Gary Tenkman
Name:	James J. Boyne	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

The Weitz Funds

Fund Sub-Administration Fee Letter